PFT (Putnam Funds Trust) Putnam Global Consumer Fund Period ending 8/31/16

Amendment to Bylaws dated as of April 22, 2016 - Incorporated by reference to Post-Effective Amendment No. 236 to the Registrants Registration Statement filed on June 27, 2016.

Sub-Management Contract between Putnam Investment
Management, LLC and Putnam Investments Limited dated
February 27, 2014; schedule A amended as of March 24, 2016 -
Incorporated by reference to Post-Effective Amendment No.
232 to the Registrants Registration Statement filed on March
29, 2016.